Exhibit 99

News Release

UNISYS

Media Contact: Investor Contact:	Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com Jim Kerr, 215-986-5795 jim.kerr@unisys.com

Unisys Expects Lower-Than-Anticipated Revenue, Earnings for Second Quarter of 2004

BLUE BELL, PA, JULY 9, 2004 – Unisys Corporation (NYSE: UIS) said today that, based on a preliminary view, it expects to report lower-than-anticipated revenue and earnings per share for the second quarter of 2004.

Unisys expects second-quarter 2004 revenue in the $1.38 - $1.39 billion range, a decrease of approximately 3% from the year-ago quarter, compared to previous guidance of mid single-digit revenue growth. Services revenue is expected to be approximately flat from year-ago levels, while technology revenue is expected to decline low double digits. The company expects second-quarter 2004 diluted earnings per share, excluding the impact of pension accounting, in the 10 - 11 cents per share range, compared to previous guidance of 14 - 17 cents per share. Unisys reported diluted earnings per share, excluding the impact of pension accounting, of 14 cents in the second quarter of 2003. On a GAAP basis, expectations are for second-quarter 2004 diluted EPS in the 5 - 6 cents per share range, compared to diluted earnings per share of 16 cents in the year-ago quarter.

The company indicated that the lower-than-anticipated results were caused primarily by unexpected deferrals of certain enterprise server contracts and deferrals and delays on service projects late in the quarter. The company experienced the weakness primarily in the United States and in Latin America. Unisys said it expected to report continued growth in consulting and systems integration in the quarter.

“We are disappointed by these results, especially given the track record of financial consistency that Unisys has demonstrated over the past several years,” said Unisys Chairman and CEO Lawrence A. Weinbach. “As we finalize the results and complete our business reviews, we will provide further details on the quarter and will update our financial outlook when we report our actual results next week. We remain confident in our value-added strategy and are committed to regaining our momentum and continuing our profitable growth.”

These second-quarter 2004 results are preliminary, subject to the completion of customary quarterly closing and review procedures.

Unisys said it is moving up the release of its final second-quarter 2004 results to the morning of Thursday, July 15, before the opening of trading on the New York Stock Exchange. Following the release on July 15, Unisys Chairman and CEO Lawrence A. Weinbach will host a conference call with the financial community from 8:15 - 9:15 a.m. Eastern Time to discuss the results. The company had previously planned to release its results on Tuesday, July 20.

Reconciliation of GAAP-based EPS to non-GAAP based EPS Estimates

For the three months ended

	June 30, 2004 Estimate	June 30, 2003 Actual
Non-GAAP EPS	$.10 - $.11	$.14
Impact of Pension Accounting	(.05)	$.02
GAAP EPS	$.05 - $.06	$.16

About Unisys

Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

Forward-Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect the company’s future results are discussed more fully in the company’s periodic reports as filed with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

Presentation of Information in this Press Release

This release presents information that excludes pension income/expense. This financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. The company believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension income/expense from period to period and the non-operational nature of pension income/expense. The presentation of the non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in this release.

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RELEASE NO: 0709/8426

http://www.unisys.com/about__unisys/news_a_events/07098426.htm

Unisys is a registered trademarks of Unisys Corporation.

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